TRUEBLUE REPORTS FIRST QUARTER 2023 RESULTS
Operational execution produces results in line with company outlook

TACOMA, WASH. - Apr. 24, 2023 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2023.

First quarter revenue was $465 million, a decrease of 16 percent compared to revenue of $552 million in the first quarter of 2022. Net loss per diluted share was $0.13 compared to net income per diluted share of $0.30 in the first quarter of 2022. First quarter adjusted net loss1 per diluted share was $0.06 compared to adjusted net income per diluted share of $0.44 in the first quarter of 2022.

“Given the macroeconomic climate, we are pleased that demand for our services was right in line with our expectation,” said Steve Cooper, CEO of TrueBlue. “Our PeopleReady business is one of the first to feel the impact from a change in macroeconomic conditions given the short duration of job assignments and project-based nature of its services. After experiencing the first signs of slowing demand during the second quarter last year, the underlying revenue trends at PeopleReady have been steady since October. As we expected, our PeopleScout and PeopleManagement businesses followed suit with slower demand trends during the first quarter this year as some clients trimmed their human capital spending due to macroeconomic uncertainty despite many clients having open positions.

“We have taken actions to reduce costs in our PeopleScout and PeopleManagement businesses and our team continues to be successful in pricing our services in a disciplined manner,” continued Mr. Cooper.

“Our balance sheet is in great shape and our business is producing strong cash flow, which provided us with the opportunity to return capital to shareholders,” said Derrek Gafford, CFO of TrueBlue. “We repurchased $25 million of common stock during the quarter leaving $64 million remaining under our authorization.”

2023 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2023 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Apr. 24, 2023. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2022, TrueBlue connected approximately 611,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (3) our ability to attract and retain clients, (4) our ability to maintain profit margins, (5) our ability to successfully execute on business strategies to further digitalize our business model, (6) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our

Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended
(in thousands, except per share data)	Mar 26, 2023	Mar 27, 2022
Revenue from services	$465,288	$551,515
Cost of services	342,175	411,670
Gross profit	123,113	139,845
Selling, general and administrative expense	122,645	120,568
Depreciation and amortization	6,411	7,287
Income (loss) from operations	(5,943)	11,990
Interest expense and other income, net	1,014	505
Income (loss) before tax expense	(4,929)	12,495
Income tax expense (benefit)	(640)	1,976
Net income (loss)	$(4,289)	$10,519

Net (loss) income per common share:
Basic	$(0.13)	$0.31
Diluted	$(0.13)	$0.30

Weighted average shares outstanding:
Basic	32,292	33,929
Diluted	32,292	34,544

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 26, 2023	Dec 25, 2022
ASSETS
Cash and cash equivalents	$47,223	$72,054
Accounts receivable, net	282,014	314,275
Other current assets	42,062	43,883
Total current assets	371,299	430,212
Property and equipment, net	97,972	95,823
Restricted cash and investments	212,840	213,734
Goodwill and intangible assets, net	108,731	109,989
Other assets, net	166,271	169,650
Total assets	$957,113	$1,019,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$63,967	$76,644
Accrued wages and benefits	81,095	92,237
Current portion of workers’ compensation claims reserve	46,543	50,005
Other current liabilities	23,291	23,989
Total current liabilities	214,896	242,875
Workers’ compensation claims reserve, less current portion	192,884	201,005
Other long-term liabilities	81,710	79,213
Total liabilities	489,490	523,093
Shareholders’ equity	467,623	496,315
Total liabilities and shareholders’ equity	$957,113	$1,019,408

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(in thousands)	Mar 26, 2023	Mar 27, 2022
Cash flows from operating activities:
Net income (loss)	$(4,289)	$10,519
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,411	7,287
Provision for credit losses	1,382	989
Stock-based compensation	2,630	3,812
Deferred income taxes	(47)	1,258
Non-cash lease expense	3,140	3,281
Other operating activities	20	2,608
Changes in operating assets and liabilities:
Accounts receivable	31,025	27,702
Income taxes receivable and payable	(2,512)	(1,252)
Other assets	6,462	4,267
Accounts payable and other accrued expenses	(11,937)	(13,257)
Accrued wages and benefits	(11,143)	(19,031)
Workers’ compensation claims reserve	(11,583)	168
Operating lease liabilities	(3,316)	(3,319)
Other liabilities	2,908	1,410
Net cash provided by operating activities	9,151	26,442
Cash flows from investing activities:
Capital expenditures	(8,081)	(5,779)
Purchases of restricted held-to-maturity investments	(2,305)	—
Maturities of restricted held-to-maturity investments	2,010	6,034
Net cash (used in) provided by investing activities	(8,376)	255
Cash flows from financing activities:
Purchases and retirement of common stock	(24,718)	(36,326)
Net proceeds from employee stock purchase plans	315	319
Common stock repurchases for taxes upon vesting of restricted stock	(2,377)	(3,970)
Net change in revolving credit facility	—	4,000
Other	(45)	(72)
Net cash used in financing activities	(26,825)	(36,049)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	(57)
Net change in cash, cash equivalents, and restricted cash	(26,041)	(9,409)
Cash, cash equivalents and restricted cash, beginning of period	135,631	103,185
Cash, cash equivalents and restricted cash, end of period	$109,590	$93,776

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 26, 2023	Mar 27, 2022
Revenue from services:
PeopleReady	$252,628	$305,690
PeopleScout	69,476	82,006
PeopleManagement	143,184	163,819
Total company	$465,288	$551,515

Segment profit (loss) (1):
PeopleReady	$872	$16,219
PeopleScout	8,923	10,972
PeopleManagement	(202)	2,979
Total segment profit	9,593	30,170
Corporate unallocated expense	(6,708)	(7,298)
Total company Adjusted EBITDA (2)	2,885	22,872
Third-party processing fees for hiring tax credits (3)	(120)	(162)
Amortization of software as a service assets (4)	(868)	(747)
PeopleReady technology upgrade costs (5)	(32)	(2,550)
Other adjustments, net (6)	(1,397)	(136)
EBITDA (2)	468	19,277
Depreciation and amortization	(6,411)	(7,287)
Interest expense and other income, net	1,014	505
Income (loss) before tax expense	(4,929)	12,495
Income tax benefit (expense)	640	(1,976)
Net income (loss)	$(4,289)	$10,519
(1)We evaluate performance based on segment revenue and segment profit (loss). Segment profit (loss) includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)Other adjustments for the 13 weeks ended March 26, 2023 primarily include workforce reduction costs of $1.2 million ($0.2 million in cost of services and $1.0 million in selling, general and administrative expense). Other adjustments for the 13 weeks ended March 27, 2022 primarily include costs of $0.1 million incurred while transitioning to a new third party administrator for workers’ compensation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–accelerated depreciation,
–PeopleReady technology upgrade costs,
–other adjustments, net, and
–tax effect of each adjustment to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
–income tax expense (benefit),
–interest expense and other income, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–other adjustments, net.
–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Mar 26, 2023	Mar 27, 2022
Net income (loss)	$(4,289)	$10,519
Amortization of intangible assets	1,270	1,502
Amortization of software as a service assets (1)	—	747
Accelerated depreciation (2)	—	516
PeopleReady technology upgrade costs (3)	32	2,550
Other adjustments, net (4)	1,397	136
Tax effect of adjustments to net income (loss) (5)	(351)	(862)
Adjusted net income (loss)	$(1,941)	$15,108

Adjusted net income (loss) per diluted share	$(0.06)	$0.44

Diluted weighted average shares outstanding	32,292	34,544

Margin / % of revenue:
Net income (loss)	(0.9)%	1.9%
Adjusted net income (loss)	(0.4)%	2.7%
2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 26, 2023	Mar 27, 2022
Net income (loss)	$(4,289)	$10,519
Income tax expense (benefit)	(640)	1,976
Interest expense and other (income), net	(1,014)	(505)
Depreciation and amortization	6,411	7,287
EBITDA	468	19,277
Third-party processing fees for hiring tax credits (6)	120	162
Amortization of software as a service assets (1)	868	747
PeopleReady technology upgrade costs (3)	32	2,550
Other adjustments, net (4)	1,397	136
Adjusted EBITDA	$2,885	$22,872

Margin / % of revenue:
Net income (loss)	(0.9)%	1.9%
Adjusted EBITDA	0.6%	4.1%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Mar 26, 2023	Mar 27, 2022
Selling, general and administrative expense	$122,645	$120,568
Third-party processing fees for hiring tax credits (6)	(120)	(162)
Amortization of software as a service assets (1)	(868)	(747)
PeopleReady technology upgrade costs (3)	(32)	(2,550)
Other adjustments, net (4)	(1,189)	(136)
Adjusted SG&A expense	$120,436	$116,973

% of revenue:
Selling, general and administrative expense	26.4%	21.9%
Adjusted SG&A expense	25.9%	21.2%

(1)Amortization of software as a service assets is reported in selling, general and administrative expense. Note, amortization of software as a service assets was included as an adjustment to net income during transitory periods ending with fiscal 2022 and is only considered an adjustment to EBITDA going forward to be consistent with the treatment of depreciation and amortization.

(2)Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform.

(3)Costs associated with upgrading legacy PeopleReady technology.

(4)Other adjustments for the 13 weeks ended March 26, 2023 primarily include workforce reduction costs of $1.2 million ($0.2 million in cost of services and $1.0 million in selling, general and administrative expense). Other adjustments for the 13 weeks ended March 27, 2022 primarily include costs of $0.1 million incurred while transitioning to a new third party administrator for workers’ compensation.

(5)Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods.

(6)These third-party processing fees are associated with generating hiring tax credits.